Exhibit 99.2

Focus Financial Partners Inc. Third Quarter 2022 Earnings Release Supplement November 3 , 2022

2 Disclaimer Special Note Regarding Forward - Looking Statements Some of the information in this presentation may contain forward - looking statements . Forward - looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events . Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward - looking statements . They can be affected by assumptions used or by known or unknown risks or uncertainties . Consequently, no forward - looking statements can be guaranteed . When considering these forward - looking statements, you should keep in mind the risk factors and other cautionary statements in this presentation . Actual results may vary materially . You are cautioned not to place undue reliance on any forward - looking statements . You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties . Factors that could cause our actual results to differ materially from the results contemplated by such forward - looking statements include the impact and duration of the outbreak of the novel coronavirus, fluctuations in wealth management fees, our reliance on our partner firms and the principals who manage their businesses, our ability to make successful acquisitions, unknown liabilities of or poor performance by acquired businesses, harm to our reputation, our inability to facilitate smooth succession planning at our partner firms, our inability to compete, our reliance on key personnel, our inability to attract, develop and retain talented wealth management professionals, our inability to retain clients following an acquisition, write down of goodwill and other intangible assets, our failure to maintain and properly safeguard an adequate technology infrastructure, cyber - attacks, our inability to recover from business continuity problems, inadequate insurance coverage, the termination of management agreements by management companies, our inability to generate sufficient cash to service all of our indebtedness, the failure of our partner firms to comply with applicable U . S . and non - U . S . regulatory requirements, legal proceedings and governmental inquiries and certain other factors . All forward - looking statements are expressly qualified in their entirety by the foregoing cautionary statements . Our forward - looking statements speak only as of the date of this presentation or as of the date as of which they are made . Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward - looking statements . Non - GAAP Financial Measures Adjusted EBITDA is a non - GAAP measure . Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non - cash equity compensation expense, non - cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, other (income) expense, net, impairment of equity method investment, management contract buyout, other one - time transaction expenses and secondary offering expenses, if any . We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . We use Adjusted EBITDA ( i ) as a measure of operating performance, (ii) for planning purposes, including the preparation of budgets and forecasts, (iii) to allocate resources to enhance the financial performance of our business, (iv) to evaluate the effectiveness of our business strategies, and (v) as a consideration in determining compensation for certain employees . Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities . The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs, and (iii) Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments . In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information . We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share . Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non - GAAP measures . We define Adjusted Net Income Excluding Tax Adjustments as net income (loss) excluding income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, non - cash equity compensation expense, non - cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, impairment of equity method investment, management contract buyout, other one - time transaction expenses and secondary offering expenses, if any . The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27 % income tax rate reflecting the estimated U . S . federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business . We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities . The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs, and (iii) Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure . In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information . To supplement our statements of cash flows presented on a GAAP basis, we use non - GAAP liquidity measures on a trailing 4 - quarter basis to analyze cash flows generated from our operations . We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration and deferred acquisition consideration, make strategic acquisitions and repay outstanding borrowings . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non - discretionary expenditures . We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements (if any) . We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portions of contingent consideration and deferred acquisition consideration paid which are classified as operating cash flows under GAAP . The balances of such contingent consideration and deferred acquisition consideration are classified as investing or financing cash flows under GAAP ; therefore, we add back the amounts included in operating cash flows so that the full amount of contingent consideration and deferred acquisition consideration payments are treated consistently . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities . In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company .

Table of Contents 3 Pages Key Investor Questions on Q3 2022 4 - 6 Selected Growth Trends 7 - 11 Third Quarter 2022 Recap 12 - 18 Fourth Quarter 2022 Outlook 19 - 20 Credit Profile, Interest Rate Sensitivity & Earnings Preference 21 - 26 Cash Flows 27 - 29 Appendix 30 - 34

Key Investor Questions on Q3 2022 4

Key Investor Questions on Q3 2022

FOCUS FINANCIAL PARTNERS

1 What was your organic growth?

Revenue CAGR Since Inception[1,2]



Including Mergers
Excluding Mergers
9.1%
10.4% (3)
13.7%
15.7% (3)
12.4%
14.8% (3)
9.2%
10.2% (3,4)
Firms that have not completed a merger (25 firms)
Firms that have completed at least one merger (42 firms)
Entire portfolio of 67 partner firms
Entire portfolio of 67 partner firms
Median Revenue CAGR
Weighted Average Revenue CAGR

2 How sensitive are your earnings to higher interest rates?

4.4% weighted average cost of debt

$850M fixed at weighted average cost of 2.62%

~$1.6B floating at L+200 / 250

Q3'22 Interest Expense Sensitivity to LIBOR/SOFR[5]		
Actual Q3'22 Reported Interest Expense (including impact of hedges)		
$26.5M		
Pre-tax Impact to Q3'22 Interest Expense if 30-day LIBOR/SOFR was higher by:		
150 bps	200 bps	250 bps
+$6.2M	+$8.2M	+$10.1M

3 Has your M&A momentum been impacted by the recent market volatility?



34
28
6
2019
25
18
7
2020
38
24
14
2021
24
19
5
2022 to date (6)
New Partner Firms
Mergers

+23%
YOY increase in industry M&A transaction volumes as of 9M'22 [7]

+54%
YOY increase in M&A activity among RIAs with <$1bn in client assets as of 9M'22 [7]

+52%
Of RIAs seek to become a buyer of other RIAs as part of their growth strategy [7]

1. As of September 30, 2022.
2. Inception means first full four quarters as a Focus partner firm and reflects activity through all market cycles during that time. The analysis includes the 67 firms since inception that have been with us for at least 2 years as of September 30, 2022 in order to determine a baseline revenue growth rate. If Focus partner firms merged together, their financials have been combined.
3. The weightings are based on the September 30, 2022 LTM revenues of the respective partner firms.
4. Excluded the first full annual revenue from all the mergers made by our partner firm portfolio since joining Focus.
5. Analysis shows the actual interest expense for Q3'22, inclusive of the Company's Term Loans, Revolver borrowings and the impact of the three cash flow hedges which effectively convert the LIBOR variable interest rate on the first $850 million of Term Loan borrowings to a fixed weighted average interest rate of 62 basis points. The analysis then assumes that 30-day LIBOR and SOFR rates were either 150bps, 200bps or 250bps higher throughout the entire period.
6. Includes signed and pending close transactions.
7. Source: DeVoe & Company RIA Deal Book ™ Third Quarter 2022.

5

Key Investor Questions on Q3 2022

FOCUS FINANCIAL PARTNERS

4 What are your sources of liquidity?

~$129M	~$590M	~$346M
Cash on balance sheet [1]	Available Revolver capacity [1]	LTM Cash Flow Available for Capital Allocation [1,2]

5 How much in earnings preference do you have from recent partner firm acquisitions?

Cumulative New Partner Firms and Acquired Base Earnings[3] Since Q1 2019



Cumulative New Partner Firms
Cumulative Acquired Base Earnings
3 5 6 6 7 8 8 13 14 16 18 27 27 28 30 32
$12 $19 $35 $35 $38 $39 $39 $57 $58 $68 $79 $129 $129 $140 $148 $155
Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22*

**Q4 includes a new partner firm that has closed and a new partner firm that is signed and pending close as of November 3, 2022.*

6 How correlated were your Q3 revenues to the markets?

(Market correlated revenues)

23.9%	Non-market correlated	65.6%	Billed in advance
76.1%	Market correlated	34.4%	Billed in arrears

Highly diversified revenue stream

7 What is your outlook for your Net Leverage Ratio[4]?

3.98x	~4.25x	3.5x – 4.5x
Q3'22 Actual	Q4'22 Outlook	Target



4.27x 4.00x 4.00x 3.85x 3.67x 3.89x 3.79x 3.54x 3.54x 3.85x 3.84x 3.90x 3.98x
Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22

1. As of September 30, 2022.
2. Non-GAAP financial measure. See Appendix for reconciliations.
3. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.
4. Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility) and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

6

Selected Growth Trends 7

$68.7 $75.2 $80.6 $64.0 $1,149.7 $1,286.1 $1,717.4 $1,531.6 2019 2020 2021 Q3 '22 YTD 94.4% 94.5% 95.5% 96.0% Wealth Management Fees Allocation ($ in millions (3) , % of Revenues) 1. Non - GAAP financial measure. See Appendix for reconciliations. 2. Calculated as Adjusted EBITDA divided by revenues. 3. The sum of wealth management fees and other revenues as presented in this chart may not agree to total revenues as presented due to rounding. Strong and Sustained Revenue and Adjusted EBITDA Growth… 8 Revenues ($ in millions) Adjusted EBITDA (1) ($ in millions) Adjusted EBITDA Margin (2) (% o f Revenues) Wealth management fees Other revenues $1,218.3 $1,361.3 $1,798.0 $1,595.6 2019 2020 2021 Q3 '22 YTD CAGR: 21.5% $269.8 $321.8 $451.3 $400.8 2019 2020 2021 Q3 '22 YTD CAGR: 29.3% 22.1% 23.6% 25.1% 25.1% 2019 2020 2021 Q3 '22 YTD Margin: +3.0%

… Drives Strong Bottom-Line Performance Enhanced by a Tax Efficient Structure

FOCUS FINANCIAL PARTNERS

Adjusted Net Income ("ANI") Excluding Tax Adjustments[1]
($ in millions)


CAGR:
37.8%
$146.7
$195.6
$278.7
$234.8
2019
2020
2021
Q3 '22 YTD

Tax Adjustments[2]
($ in millions)


CAGR:
21.2%
$31.9
$37.3
$46.8
$47.5
2019
2020
2021
Q3 '22 YTD

ANI Excluding Tax Adjustments Per Share[1]


CAGR:
30.9%
$1.96
$2.46
$3.36
$2.88
2019
2020
2021
Q3 '22 YTD

Tax Adjustments Per Share[1,2]


CAGR:
15.5%
$0.42
$0.47
$0.56
$0.58
2019
2020
2021
Q3 '22 YTD

1. Non-GAAP financial measure. See Appendix for reconciliations.
2. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where the Company received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to the Company's acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is identified to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

9

Our Organic Growth is Strong, Including and Excluding Mergers

- Partner firms who grow through mergers in addition to traditional client acquisition strategies have transformed their businesses through accelerated growth.
- Mergers enable efficient access to large pools of client assets, new spheres of influence, distribution channels and exceptional advisor talent.



Revenue CAGR Since Inception(1,2)
Including Mergers
Excluding Mergers
9.1%
10.4%
(3)
13.7%
15.7%
(3)
12.4%
14.8%
(3)
9.2%
10.2%
(3,4)
Firms that have not completed a merger (25 firms)
Firms that have completed at least one merger (42 firms)
Entire portfolio of 67 partner firms
Entire portfolio of 67 partner firms
Median Revenue CAGR
Weighted Average Revenue CAGR

67 partner firms[5] represented ~88% of our Q3 2022 LTM revenues

1. As of September 30, 2022.
2. Inception means first full four quarters as a Focus partner firm and reflects activity through all market cycles during that time. The analysis includes the 67 firms since inception that have been with us for at least 2 years as of September 30, 2022 in order to determine a baseline revenue growth rate. If Focus partner firms merged together, their financials have been combined.
3. The weightings are based on the September 30, 2022 LTM revenues of the respective partner firms.
4. Excluded the first full annual revenue from all the mergers made by our partner firm portfolio since joining Focus.
5. The 67 partner firms have been with Focus for a weighted average of ~8 years and a median period of ~6 years.

10

Our Average Organic Revenue Growth Demonstrates Partner Firm Strength and Resiliency ▪ Over the last 16 quarters, average organic growth has been 15.7% 1. Organic revenue growth represents the period - over - period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by Focus's partner firms, including Connectus , and partner firms that have merged, that for the entire periods presented are included in Focus's consolidated statements o f operations for the entire periods presented. Focus believes these growth statistics are useful in that they present full - period revenue growth of partner firms on a ‘‘same s tore’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods. 11 10.7% 7.7% 18.0% 22.4% 25.2% 21.2% (0.3%) 2.4% 7.3% 12.2% 28.8% 28.8% 26.6% 22.0% 15.0% 3.4% -30% -20% -10% 0% 10% 20% 30% Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Quarterly Organic Revenue Growth (1) Percentage Organic Revenue Growth Quarterly Average: 15.7% Average : 15.7%

Third Quarter 2022 Recap 12

Robust Year - Over - Year Financial Performance Reflects Sustained Momentum 13 Adjusted Net Income (“ANI”) Excluding Tax Adjustments (1) ($ in millions) 1. Non - GAAP financial measure. See Appendix for reconciliations. 2. Refer to footnote 2 on slide 9. Revenues ($ in millions) Adjusted EBITDA (1) ($ in millions) ANI Excluding Tax Adjustments Per Share (1) Tax Adjustments (2) ($ in millions) Tax Adjustments Per Share (1,2) $454.5 $519.9 Q3 '21 Q3 '22 14.4% $113.5 $128.7 Q3 '21 Q3 '22 13.4% $68.5 $70.1 Q3 '21 Q3 '22 2.2% $11.8 $16.7 Q3 '21 Q3 '22 40.8% $0.84 $0.86 Q3 '21 Q3 '22 2.4% $0.14 $0.20 Q3 '21 Q3 '22 42.9%

Q3 2022 Financial Snapshot

FOCUS FINANCIAL PARTNERS

Revenues	▪ **Revenues:** $519.9 million, +14.4% year-over-year growth ▪ **Organic revenue growth rate:**(1) +3.4% year-over-year
Adjusted EBITDA	▪ **Adjusted EBITDA:**(2) $128.7 million, +13.4% year-over-year growth ▪ **Adjusted EBITDA margin:**(3) 24.8%
Net Income and Per Share Amounts	▪ **GAAP net income:** $38.3 million, compared to $1.8 million in Q3 2021 ▪ **GAAP basic and diluted net income per share attributable to common shareholders:** $0.45 and $0.44 ▪ **Adjusted Net Income Excluding Tax Adjustments:**(2) $70.1 million, +2.2% year-over-year growth ▪ **Tax Adjustments:**(4) $16.7 million, +40.8% year-over-year growth ▪ **Adjusted Net Income Excluding Tax Adjustments Per Share:**(2) $0.86, +2.4% year-over-year growth ▪ **Tax Adjustments Per Share:**(2,4) $0.20, +42.9% year-over-year growth
Net Leverage & Cash Flow	▪ **Net Leverage Ratio:**(5) 3.98x ▪ **Net cash provided by operating activities:** $306.4 million (LTM Q3 2022), -1.4% year-over-year ▪ **Cash Flow Available for Capital Allocation:**(2) $345.8 million (LTM Q3 2022), +15.4% year-over-year ▪ **Unamortized gross tax shield** at September 30, 2022 of $2.8+ billion ▪ **No Tax Receivable Agreement payments**

1. Organic revenue growth represents the period-over-period growth in revenues related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a ''same store'' basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Non-GAAP financial measure. See Appendix for reconciliations.
3. Calculated as Adjusted EBITDA divided by revenues.
4. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where the Company received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to the Company's acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is identified to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.
5. Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility) and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

14

We Have Multiple Sources of Revenue Diversification

Q3 2022 Revenues by Source


$20.8m,
4.0%
$499.1m,
96.0%
Wealth Management Fees
Other

- Holistic wealth management fees tied to team-based service model
- Not a commission or interest revenue based model

Q3 2022 Revenues by Region


$33.3m,
6.4%
$486.6m,
93.6%
Domestic
International

- International sources provide growing revenue diversification
- 9 partner firms across Australia, Canada, Switzerland and the UK, together with partner firm Connectus, are platforms for growth

Q3 2022 Revenues Correlated to Markets


Revenues Correlated to Markets
$124.4m,
23.9%
$395.5m,
76.1%
Correlated to Markets
Not Correlated to Markets

- Non-correlated revenues typically include fixed fees for investment advice, tax fees and family office type services
- Diversification reduces market risk to revenue stream


Billing Structure of Market-Correlated Revenues
$135.9m,
34.4%
$259.6m,
65.6%
Advance
Arrears

- Advance billing structure used by majority of partner firms gives high visibility into subsequent quarter
- Diversification of billing practices across partner firms is an embedded revenue hedge

15

Continuing a Trend of Strong M&A Volume 16 85+ Partner Firms 250+ M&A Transactions Since 2006 5,500+ Partners and Employees Annual M&A Transactions Since 2019 1. Includes a signed and pending close transaction (1) 6 7 14 5 28 18 24 19 34 25 38 24 2019 2020 2021 2022 to date New Partner Firms Mergers

2022 M&A Activity Continues to be Robust

FOCUS FINANCIAL PARTNERS

2022 YTD Highlights

24 closed or pending transactions to date:

- 5 new partner firms
- 19 mergers, including 1 Connectus merger

Quarter	Type	Firm Name	Acquiring Partner Firm	Closing Date	Primary Office Location
Q4 2022	Partner Firm Acquisitions	1. FourThought Private Wealth		11/1/2022	Venice, FL
		2. Beaumont Financial Partners		Q4*	Needham, MA
	Mergers	1. Dental Wealth	Buckingham Strategic Wealth	10/1/2022	Bellevue, WA
		2. Johnson	Hill	10/1/2022	Brentwood, TN
		3. Beekman	Prime Quadrant	10/1/2022	New York, NY
		4. Strategic Capital Advisers	Transform Wealth	10/1/2022	Denver, CO
		5. Guidry	Summit Financial	10/25/2022	Metairie, LA
		6. Alpha Insurance	Ancora	11/1/2022	Westlake, OH
		7. Schur & Sugarman	Provident Financial Management	11/1/2022	Los Angeles, CA
Q3 2022	Partner Firm Acquisitions	1. Octogone Holding		7/1/2022	Geneva, Switzerland
		2. Icon Wealth Partners		8/1/2022	Houston, TX
	Mergers	1. Grecu Capital Management	Buckingham Strategic Wealth	7/1/2022	Bend, OR
		2. Bergman Investment Management	Buckingham Strategic Wealth	7/1/2022	San Mateo, CA
		3. Samson Wealth Management	XML	7/1/2022	Fort Washington, PA
		4. Ross Bennet Smith	NKSFB	7/1/2022	London, United Kingdom
		5. Parsons	Edge	8/26/2022	Dallas, TX
		6. Skinner	Cardinal Point	9/1/2022	Bahamas
		7. RT Mosaic	Cardinal Point	9/1/2022	Calgary, Canada
Q2 2022	Partner Firm Acquisitions	1. Azimuth Capital Management		4/1/2022	Bloomfield Hills, MI
	Mergers	1. Mid-Continent Capital	Connectus	4/1/2022	Chicago, IL
		2. Lumia Wealth	Buckingham Strategic Wealth	4/1/2022	Overland Park, KS
		3. Holloway Wealth Management	ARS Wealth Advisors	5/1/2022	Gainesville, FL
		4. Henry & Horne Wealth Management	InterOcean Capital	6/1/2022	Scottsdale, AZ
Q1 2022	Mergers	1. Harris, Saunders & Leach	The Colony Group	2/4/2022	Washington, DC

* Signed and pending close

17

New Partner Firms Further Diversify Our Partnership [(1)]

FourThought Private Wealth	Beaumont Financial Partners
Closed November 1, 2022 *~$1.1 Billion in Client Assets* *Fiduciary Wealth Manager*	*Estimated Late Q4 Close* *~$2.7 Billion in Client Assets* *Fiduciary Wealth Manager*
➢ Headquartered in Venice, FL ➢ Enhances Focus' deep presence in attractive Florida wealth market ➢ Serves HNW, UHNW, and institutional clients across the US	➢ Headquartered in Needham, MA ➢ Scaled regional platform with strong ties to multiple Boston area universities ➢ Serves HNW/UHNW individuals and families, small businesses, and nonprofits

Estimated Annual Revenues: >**$21 million**[(1)(2)]
Estimated Annual Acquired Base Earnings: ~**$7.3 million**[(3)]
Weighted Average '19-'21 Revenue CAGR: >20% [(1)(2)]

1. We have over 85 partner firms with headquarters located across the United States as well as Australia, Canada, Switzerland and the United Kingdom. This data may not be representative of our other partner firms and is not necessarily indicative of these firms' future performance.
2. Historical and estimated data based on the unaudited pre-acquisition financial statements of the acquired companies prepared by the acquired companies prior to Focus acquisition. Such financial statements may not have been prepared in accordance with GAAP or pursuant to the rules and regulations of the SEC and may not be comparable to the presentation of such data after being acquired by Focus.
3. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our collective preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

18

19 Fourth Quarter 2022 Outlook

Q4 2022 Outlook

FOCUS FINANCIAL PARTNERS

Revenues

- Estimated Q4 revenues of ~$505 to $515 million (excludes performance fees).
- Estimated Q4 YOY organic revenue growth of negative ~10%[1]
  - The $20 million in performance fees in the prior year has a negative ~4% impact on our Q4'22 organic revenue growth estimate
- Estimated Q4 revenue attributable to new partner firm closings: ~$3 million* and over $21 million annualized.

**Relates to the closing of FourThought on 11/1/22 and the expected late Q4 closing of Beaumont.*

Adjusted EBITDA [2]

- Estimated Q4 Adjusted EBITDA[2] margin[3] of ~23%.
- Estimated Q4 Adjusted EBITDA[2] attributable to new partner firm closings: ~$1 million*.
- Estimated Annualized Acquired Base Earnings[4]: ~$7.3 million*.

**Relates to the closing of FourThought on 11/1/22 and the expected late Q4 closing of Beaumont.*

Tax Adjustments & Other

- As of September 30, 2022, estimated next twelve months Tax Adjustments[5] of ~$65.7 million.
- No Tax Receivable Agreement payments.

Net Leverage Ratio [6] and Cash Flow

- Estimated Net Leverage Ratio[6] ~4.25x.
- Estimated cash earnout payments of ~$38 million in Q4.
- No need to raise equity capital to support M&A and business expansion.

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a ''same store'' basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Non-GAAP financial measure. The Company is not providing a quantitative reconciliation of its forward-looking estimate of Adjusted EBITDA or Adjusted EBITDA margin to its most directly comparable GAAP financial measure because such GAAP measure, which is not included in the Company's outlook, is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties such as the items noted under the heading "Special Note Regarding Forward-Looking Statements." In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors.
3. Calculated as Adjusted EBITDA divided by revenues.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our collective preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.
5. See note 4 on page 14 for additional information regarding Tax Adjustments. Based on a pro forma 27.0% tax rate.
6. Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

20

Credit Profile, Interest Rate Sensitivity & Earnings Preference 21

Interest Rate Sensitivity

Q3'22 Interest Expense Sensitivity to LIBOR/SOFR[(1)]

Actual Q3'22 Reported Interest Expense (including impact of hedges)	Pre-tax Impact to Q3'22 Interest Expense if 30-day LIBOR/SOFR was higher by:		
	150 bps	200 bps	250 bps
$26.5M	+$6.2M	+$8.2M	+$10.1M

Credit Overview *(as of September 30, 2022)* [(3)]

	First Lien Term Loan – Tranche A	First Lien Term Loan – Tranche B	First Lien Revolver
Amount	$1,598.4 million	$790.4 million	$50 million drawn ($650 million facility size)
Maturity	July 2024	June 2028	June 2024
Applicable Margin	$850 million fixed via hedges at 0.62% + 200 bps spread Remainder of $748.4 million variable at LIBOR +200 bps spread	LIBOR +250 bps spread	SOFR+175 bps on drawn 50 bps undrawn
LIBOR/SOFR Floor	0.00%	0.50%	0.00%
Amortization	1.00% / $16.7 million per annum	1.00% / $8.0 million per annum	n/a
Net Leverage Ratio[(2)] Covenant	6.25x		

1. Analysis shows the actual interest expense for Q3'22, inclusive of the Company's Term Loans, Revolver borrowings and the impact of the three cash flow hedges which effectively convert the LIBOR variable interest rate on the first $850 million of Term Loan borrowings to a fixed weighted average interest rate of 62 basis points. The analysis then assumes that 30-day LIBOR and SOFR rates were either 150bps, 200bps or 250bps higher throughout the entire period.
2. Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility) and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).
3. Our outstanding term loan indebtedness uses LIBOR as a benchmark for establishing the interest rate. 1-, 3-, 6- and 12-month LIBOR are expected to be replaced by the SOFR in 2023. While we expect SOFR to be a reasonable replacement for LIBOR, at this time we cannot predict the implications of the use of SOFR on the interest rates we pay.

22

Strong Credit and Liquidity Profile

FOCUS FINANCIAL PARTNERS

As of September 30, 2022:

Debt cost	~4.4% weighted average interest rate on funded borrowings
Duration risk	~1.8 years remaining to maturity for Tranche A Term Loan (July 2024) ~5.7 years remaining to maturity for Tranche B Term Loan (June 2028) ~1.8 years remaining to maturity for Revolver (June 2024)
Liquidity	~$129 million cash ~$590 million available revolver capacity ~$346 million LTM Cash Flow Available for Capital Allocation[1]
Downside protection	95%+ fee-based and recurring revenues, variable management fees and earnings preference protect cash flows

1. Non-GAAP financial measure. See Appendix for reconciliations.

23

Earnings Preference Provides Strong Downside Earnings Protection

FOCUS FINANCIAL PARTNERS

- Reflects one-quarter impact to revenues and Covenant EBITDA[(1)(2)]
- Assumes all other revenue sources and expenses remain unchanged except for management fees
- In the event of a multi-quarter downturn
  - Partner firms would further reduce their cost structure
  - M&A activity would moderate
  - Cash flow would be available for debt repayment
- Significant headroom on covenant
  - Q3 Covenant EBITDA-LTM[(2)] would need to drop to $369.6 million, or decline by 36%, to reach 6.25x net leverage ratio covenant

Sensitivity Analysis
(Illustrative Only)

Equity market decline		**(20)%**	**(40)%**
Assumed Client Portfolio Allocation to Equities		50%	50%
Decline in market-correlated revenues[(1)]		**(10)%**	**(20)%**
($ in millions)	**Reported**		
Q3'22 Market-Correlated Revenues	$ 395.5	$ 356.0	$ 316.4
Q3'22 Non-Correlated Revenues	$ 124.4	$ 124.4	$ 124.4
Total Revenue - Q3'22	$ 519.9	$ 480.4	$ 440.8
Covenant EBITDA[(2)] - LTM	$ 579.9	$ 559.4	$ 539.2
Net Debt[(3)]	$ 2,310.3	$ 2,310.3	$ 2,310.3
Net Leverage Ratio[(2)]	3.98x	4.13x	4.28x
Change from Q3 Reported		**0.15x**	**0.30x**

1. The analysis depicts the impact on our Net Leverage Ratio (as defined in the Credit Facility) resulting from a hypothetical change in Q3 market correlated revenues only. All other revenues/expenses were kept constant except management fees, which are tied to the profitability of our partner firms.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility), which in the above table is referred to as "Covenant EBITDA."
3. Net Debt represents amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our collective preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

24

Supported by Substantial Acquired Base Earnings (1) 25 *Q4 includes a new partner firm that has closed and a new partner firm that is signed and pending close as of November 3, 202 2. 1. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EB PC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is eq ual to our preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Ea rni ngs. Base Earnings may change in future periods for various business or contractual matters. 3 5 6 6 7 8 8 13 14 16 18 27 ($ in Millions) Cumulative New Partner Firms Cumulative Acquired Base Earnings Cumulative New Partner Firms and Acquired Base Earnings (1) Since Q1 2019 27 28 30 $12 $19 $35 $35 $38 $39 $39 $57 $58 $68 $79 $129 $129 $140 $148 $155 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22* 32

Illustrative Structural Protections in Our Financial Model

FOCUS FINANCIAL PARTNERS

Earnings Preference Provides Downside Protection

		Base Case	+10% Revenues	-10% Revenues
At Time of Deal	Revenues	$5,000	$5,500	$4,500
	Operating Expenses (excl. management fees)	-$2,000	-$2,000	-$2,000
	Earnings Before Partner Compensation ("EBPC") [1]	$3,000	$3,500	$2,500
	Split	50%	50%	50%
	To Focus (Focus Acquired Base Earnings [1])	**$1,500**	**$1,750**	**$1,500**
	To Management Company (as Management Fee) [1]	$1,500	$1,750	$1,000
	Management Fee as % of Revenue	30%	32%	22%

For Firms Above Target Earnings, Split Mitigates Downside Financial Impact to Focus

		Base Case	+10% Revenues	-10% Revenues
Firm Has Grown Above Target Earnings	Revenues	$10,000	$11,000	$9,000
	Operating Expenses (excl. management fees)	-$3,500	-$3,500	-$3,500
	Earnings Before Partner Compensation ("EBPC")	$6,500	$7,500	$5,500
	Original Target EBPC at Time of Deal	$3,000	$3,000	$3,000
	Current EBPC Above Target	$3,500	$4,500	$2,500
	To Focus			
	Preference On Original EBPC at Time of Deal (50%)	$1,500	$1,500	$1,500
	Split on Excess Above Target (50%)	$1,750	$2,250	$1,250
		$3,250	**$3,750**	**$2,750**
	To Management Company (as Management Fee) [1]			
	Original EBPC at Time of Deal (50%)	$1,500	$1,500	$1,500
	Split on Excess Above Target (50%)	$1,750	$2,250	$1,250
		$3,250	$3,750	$2,750
	Management Fee as % of Revenue	33%	34%	31%

1. The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation ("EBPC") in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

26

Cash Flows 27

Q4 2022 Supplemental Cash Flow Disclosures Strong and Sustained Growth in Cash Flows Continued in Q3 As % of Adjusted EBITDA (1) 73% 65% Cash Flow Snapshot ▪ Q4 2022 estimated cash earnouts of ~$38 million ▪ No Tax Receivable Agreements (“TRA”) payments in Q4 2022 ▪ Q4 2022 required term loan amortization of ~$6.2 million ▪ Based on the terms of the Credit Facility, no excess cash flow payments required in 2022 ($ in millions) 1. Non - GAAP financial measure. See Appendix for reconciliations. 2. Net cash provided by operating activities for the three months ended March 31, 2021 and 2022, respectively, include cash outf low s related to due to affiliates (i.e. management fees). A portion of management fees were paid in Q1 post the issuance of the respective annual audit included in our Form 10 - K. 28 - 1.4% (1) + 15.4 % Cash Flow Trend ($ in millions) (2) (2) $310.7 $299.7 $306.4 $345.8 Net cash provided by operating activities Cash Flow Available for Capital Allocation Q3 '21 LTM Q3 '22 LTM $211.4 $242.1 $298.9 $310.7 $313.9 $275.1 $291.3 $306.4 $200.5 $219.9 $266.0 $299.7 $319.9 $299.6 $323.2 $345.8 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 LTM Cash Flows From Operating Activities LTM Cash Flow Available For Capital Allocation (1)

Over $2.8 Billion Tax Shield Created by Tax Efficient Transaction Structure 29 $61 $242 $241 $2,309 $17 $65 $65 $624 Q4 2022 2023 2024 2025 & Thereafter Unamortized Gross Tax Shield Estimated Tax Benefit Focus generally acquires intangible assets which generate tax shields (1) ($ in millions) 1. Focus partner firms typically have limited tangible assets on acquisition date. Focus typically purchases customer lists, man age ment contracts and goodwill. Consideration is typically paid in cash. Each incremental M&A transaction creates an additional tax shield which generates substantial value for shareholders and enhances our cash flows. Each tax shield is amortized over 15 years (as required under Internal Revenue Code Section 197). 2. As of September 30, 2022. 3. Based on 27% pro forma tax rate. 4. Based on assumed 8% discount rate. 5. Based on Q3 2022 Adjusted Shares Outstanding. See Appendix for reconciliation of number of shares. $2.8+ billion cumulative unamortized gross tax shield (1,2) ~$771 million economic benefit (3) ~$6.11 per share (4,5) ~$498 million net present value (4) Incremental acquisitions & earnout payments will drive new tax shields in the future. Any increase in corporate tax rates will also increase tax benefits.

Appendix 30

Net Income (Loss) to Adjusted EBITDA Reconciliation

FOCUS FINANCIAL PARTNERS

($ in thousands)	2019	2020	2021	Three months ended Sept. 30, 2021	Three months ended Sept. 30, 2022	Nine months ended Sept. 30, 2021	Nine months ended Sept. 30, 2022
Net income (loss)	$ (12,025)	$ 48,965	$ 24,440	$ 1,849	$ 38,289	$ 9,505	$ 126,689
Interest income	(1,164)	(453)	(422)	(206)	(126)	(310)	(146)
Interest expense	58,291	41,658	55,001	16,543	26,491	37,893	63,999
Income tax expense	7,049	20,660	20,082	2,678	12,120	6,038	59,965
Amortization of debt financing costs	3,452	2,909	3,958	1,102	949	2,856	2,999
Intangible amortization	130,718	147,783	187,848	46,055	67,331	133,041	192,256
Depreciation and other amortization	10,675	12,451	14,625	3,622	4,016	10,835	11,454
Non-cash equity compensation expense	18,329	22,285	31,602	5,938	7,980	24,569	22,190
Non-cash changes in fair value of estimated contingent consideration	38,797	19,197	112,416	36,243	(30,708)	96,241	(82,450)
Loss on extinguishment of borrowings	—	6,094	—	—	—	—	—
Other (income) expense, net	1,049	214	337	(312)	2,347	219	3,834
Impairment of equity method investment	11,749	—	—	—	—	—	—
Management contract buyout	1,428	—	—	—	—	—	—
Other one-time transaction expenses (1)	1,486	—	—	—	—	—	—
Secondary offering expenses (2)	—	—	1,409	—	—	1,409	—
Adjusted EBITDA	$ 269,834	$ 321,763	$ 451,296	$ 113,512	$ 128,689	$ 322,296	$ 400,790

1. Represents one-time expenses primarily related to an acquisition. Refer to our 10-Q and 10-K filings for additional details.
2. Relates to offering expenses associated with the March 2021 and June 2021 secondary offerings.

31

Net Income (Loss) to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share Reconciliation

FOCUS FINANCIAL PARTNERS

				Three months ended		Nine months ended	
				Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2019	2020	2021	2021	2022	2021	2022
($ in thousands, except share and per share data)							
Net income (loss)	$ (12,025)	$ 48,965	$ 24,440	$ 1,849	$ 38,289	$ 9,505	$ 126,689
Income tax expense	7,049	20,660	20,082	2,678	12,120	6,038	59,965
Amortization of debt financing costs	3,452	2,909	3,958	1,102	949	2,856	2,999
Intangible amortization	130,718	147,783	187,848	46,055	67,331	133,041	192,256
Non-cash equity compensation expense	18,329	22,285	31,602	5,938	7,980	24,569	22,190
Non-cash changes in fair value of estimated contingent consideration	38,797	19,197	112,416	36,243	(30,708)	96,241	(82,450)
Loss on extinguishment of borrowings	—	6,094	—	—	—	—	—
Impairment of equity method investment	11,749	—	—	—	—	—	—
Management contract buyout	1,428	—	—	—	—	—	—
Other one-time transaction expenses (1)	1,486	—	—	—	—	—	—
Secondary offering expenses (2)	—	—	1,409	—	—	1,409	—
Subtotal	200,983	267,893	381,755	93,865	95,961	273,659	321,649
Pro forma income tax expense (27%) (3)	(54,265)	(72,331)	(103,074)	(25,344)	(25,909)	(73,889)	(86,845)
Adjusted Net Income Excluding Tax Adjustments	$ 146,718	$ 195,562	$ 278,681	$ 68,521	$ 70,052	$ 199,770	$ 234,804
Tax Adjustments (4)	$ 31,860	$ 37,254	$ 46,805	$ 11,835	$ 16,664	$ 33,365	$ 47,454
Adjusted Net Income Excluding Tax Adjustments Per Share	$ 1.96	$ 2.46	$ 3.36	$ 0.84	$ 0.86	$ 2.44	$ 2.88
Tax Adjustments Per Share (4)	$ 0.42	$ 0.47	$ 0.56	$ 0.14	$ 0.20	$ 0.41	$ 0.58
Adjusted Shares Outstanding	75,039,357	79,397,568	82,893,928	81,829,784	81,597,322	81,708,469	81,509,075
Calculation of Adjusted Shares Outstanding:							
Weighted average shares of Class A common stock outstanding—basic (5)	46,792,389	48,678,584	57,317,477	59,940,166	65,599,493	55,978,639	65,441,151
Adjustments:							
Weighted average incremental shares of Class A common stock related to stock options, unvested Class A common stock and restricted stock units (6)	20,428	118,029	513,674	498,344	221,735	468,431	288,188
Weighted average Focus LLC common units outstanding (7)	22,424,378	21,461,080	15,200,900	12,609,173	11,898,233	16,263,935	11,899,456
Weighted average Focus LLC restricted common units outstanding (8)	—	5,005	73,983	71,374	192,627	71,374	193,289
Weighted average common unit equivalent of Focus LLC incentive units outstanding (9)	5,802,162	9,134,870	9,787,894	8,710,727	3,685,234	8,926,090	3,686,991
Adjusted Shares Outstanding	75,039,357	79,397,568	82,893,928	81,829,784	81,597,322	81,708,469	81,509,075

**** Refer to the following pages for footnotes***

32

Net Income (Loss) to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share Reconciliation

FOCUS FINANCIAL PARTNERS

** These footnotes refer to the tables on the previous page.*

1. Represents one-time expenses primarily related to an acquisition. Refer to our 10-Q and 10-K filings for additional details.
2. Relates to offering expenses associated with the March 2021 and June 2021 secondary offerings.
3. The pro forma income tax rate of 27% reflects the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.
4. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of September 30, 2022, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $65.7 million.
5. Represents our GAAP weighted average Class A common stock outstanding – basic.
6. Represents the incremental shares related to stock options, unvested Class A common stock and restricted stock units as calculated under the treasury stock method.
7. Assumes that 100% of the Focus LLC common units, including contingently issuable Focus LLC common units, if any, were exchanged for Class A common stock.
8. Assumes that 100% of the Focus LLC restricted common units were exchanged for Class A common stock.
9. Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

33

Reconciliation of Cash Flow Available for Capital Allocation

FOCUS FINANCIAL PARTNERS

($ in thousands)	Three months ended March 31, 2020 (3)	June 30, 2020	Sept. 30, 2020	Dec. 31, 2020	Mar. 31, 2021 (4)	June 30, 2021
Net cash provided by operating activities	$ 3,382	$ 60,996	$ 74,089	$ 72,894	$ 34,128	$ 117,832
Purchase of fixed assets	(3,188)	(2,759)	(6,744)	(6,658)	(2,835)	(1,483)
Distributions for unitholders	(4,567)	(3,076)	(8,122)	(6,692)	(9,055)	(10,053)
Payments under tax receivable agreements	—	—	—	—	(4,112)	(311)
Adjusted Free Cash Flow	$ (4,373)	$ 55,161	$ 59,223	$ 59,544	$ 18,126	$ 105,985
Portion of contingent consideration paid included in operating activities (1)	8,344	16,369	3,806	2,394	5,276	11,605
Portion of deferred acquisition consideration paid included in operating activities (2)	—	—	—	—	—	—
Cash Flow Available for Capital Allocation (3)	$ 3,971	$ 71,530	$ 63,029	$ 61,938	$ 23,402	$ 117,590

($ in thousands)	Three months ended Sept. 30, 2021	Dec. 31, 2021	Mar. 31, 2022 (4)	June 30, 2022	Sept 30, 2022	Trailing 4-Quarters ended Sept. 30, 2021	Sept. 30, 2022
Net cash provided by operating activities	$ 85,888	$ 76,070	$ (4,642)	$ 133,934	$ 101,024	$ 310,742	$ 306,386
Purchase of fixed assets	(2,242)	(4,458)	(3,232)	(3,197)	(6,723)	(13,218)	(17,610)
Distributions for unitholders	(7,283)	(5,920)	(8,209)	(7,747)	(4,563)	(33,083)	(26,439)
Payments under tax receivable agreements	—	—	(3,856)	—	—	(4,423)	(3,856)
Adjusted Free Cash Flow	$ 76,363	$ 65,692	$ (19,939)	$ 122,990	$ 89,738	$ 260,018	$ 258,481
Portion of contingent consideration paid included in operating activities (1)	20,415	16,439	23,049	18,202	29,571	39,690	87,261
Portion of deferred acquisition consideration paid included in operating activities (2)	—	—	—	—	16	—	16
Cash Flow Available for Capital Allocation (3)	$ 96,778	$ 82,131	$ 3,110	$ 141,192	$ 119,325	$ 299,708	$ 345,758

1. A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP (with the balance reflected in investing or financing cash outflows) and therefore is a reconciling item to arrive at Cash Flow Available for Capital Allocation.
2. A portion of deferred acquisition consideration paid is classified as operating cash outflows in accordance with GAAP (with the balance reflected in financing cash outflows) and therefore is a reconciling item to arrive at Cash Flow Available for Capital Allocation.
3. Cash Flow Available for Capital Allocation excludes all contingent consideration and deferred acquisition consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.
4. Net cash provided by operating activities for the three months ended March 31, 2020, 2021 and 2022, respectively, include cash outflows related to due to affiliates (i.e. management fees). A portion of management fees were paid in Q1 post the issuance of the respective annual audit included in our Form 10-K.

34